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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 29, 2003

Date of Report (Date of Earliest Event Reported)

MAC-GRAY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	1-13495	04-3361982
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
22 Water Street Cambridge, MA 02141 (Address of principal executive offices)
(617) 492-4040 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure

        The following information is being furnished pursuant to Item 9—Regulation FD Disclosure and Item 12—Results of Operations, pursuant to SEC Release No. 33-8216.

        On April 29, 2003, Mac-Gray Corporation issued a press release reporting its financial results for its first quarter of fiscal year 2003, which ended March 31, 2003. A copy of the release is attached as Exhibit 99.

        The press release includes a discussion of certain of the Company's historical financial results.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2003	MAC-GRAY CORPORATION
	By:	/s/ MICHAEL J. SHEA Michael J. Shea Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Index Number	Description of Document
99.1	Press release dated April 29, 2003

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SIGNATURES